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                                                                  Exhibit (5)(d)


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              AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK
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                 A Subsidiary of American General Corporation
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[Logo of American
General appears here]      Syracuse, New York      G E N E R A T I O N S(TM)
                                                        Variable Annuity

                  -- DOLLAR COST AVERAGING ENROLLMENT FORM --

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TO INITIATE DOLLAR COST AVERAGING (AUTOMATIC TRANSFER PLAN):
  For new certificates:
    . Select your initial investment allocations in Section 6 of the GENERATIONS(TM) Variable Annuity Application (AGNY 8771-33), allocating the desired percentage to the 6-Month Guarantee (DCA) or 1-Year Guarantee
      (DCA) Period.
      (The minimum allocation to the 6-Month Guarantee (DCA) or 1-Year Guarantee
      (DCA) Period is $5,000.)
    . In lieu of Section 8 of the Application, complete this form to begin dollar cost averaging from the 6-Month Guarantee (DCA) or 1-Year Guarantee
      (DCA) Period.
    . Submit this form with your Application.
  For existing certificates--certificate # VA__________________:
    . Complete this form and submit it with additional payment.
    . The entire additional payment will be applied toward the 6-Month Guarantee
      (DCA) or 1-Year Guarantee (DCA) Period, as specified below.
    . Additional payments may not be invested into the special 6-Month Guarantee
      (DCA) or 1-Year Guarantee (DCA) Period while an existing dollar cost averaging plan is active.
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SECTION I:  Investment Allocations

Please allocate entire amount to EITHER the [_] 6-Month Guarantee (DCA) or [_] 1-Year Guarantee (DCA) Period in equal monthly amounts over a period of 6 months or 12 months to the following Division(s) as indicated. (Use only whole percentages. Total allocation must equal 100%.)
    . Balances in the 1-Year Guarantee (DCA) Period that are subject to dollar cost averaging, pursuant to this form, will earn interest at the rate of ____%, which represents an increase of ____% over the 1-Year Guaranteed Interest Rate currently offered, OR
    . Balances in the 6-Month Guarantee (DCA) Period that are subject to dollar cost averaging, pursuant to this form, will earn interest at the rate of ____%.

Asian Equity (140)            ___%    High Yield (134)              ___%
Domestic Income (125)         ___%    International Magnum (135)    ___%
Emerging Growth (126)         ___%    Mid Cap Value (136)           ___%
Emerging Markets Equity (127) ___%    Money Market (137)            ___%
Enterprise (128)              ___%    Morgan Stanley                ___%
Equity Growth (132)           ___%     Real Estate Securities (138) ___%
Fixed Income (129)            ___%    Strategic Stock (141)         ___%
Global Equity (130)           ___%    Value (139)                   ___%
Government (131)              ___%    Other_______________________  ___%
Growth and Income (133)       ___%

NOTE: All money allocated to the 6-Month Guarantee (DCA) or 1-Year Guarantee
(DCA) Period will be transferred in equal monthly amounts over a 6-month or 12-month period, beginning 30 days after the request date. The final amount transferred from the 6-Month Guarantee (DCA) or 1-Year Guarantee (DCA) Period will include all of the remaining balance.
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SECTION II: Signatures

Your signature below indicates you have received a GENERATIONS(TM) prospectus and authorizes your request to begin dollar cost averaging ("DCA"). All transactions will be confirmed. Please review the information in these statements carefully. All errors or corrections must be reported to American General Life Insurance Company of New York ("AGNY") immediately to assure proper crediting. AGNY will assume all transactions are accurate unless notified within 30 days.

You may elect to terminate your DCA by calling or writing AGNY, and termination will become effective prior to the next transfer following this notification. Upon termination, you will no longer receive the increased interest rate. If AGNY receives another transfer or liquidation request on the date of a DCA transfer, AGNY may delay processing the transfer. In addition, AGNY reserves the right to discontinue, modify, or amend its DCA offer at any time. Any changes made to the DCA offer will not affect Certificate Owners currently participating in DCA.

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   SIGNATURE OF PARTICIPANT             SOCIAL SECURITY NUMBER OF PARTICIPANT

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    PRINT PARTICIPANT NAME                 SIGNATURE OF JOINT PARTICIPANT
                                                   (IF APPLICABLE)

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PHONE                            DATE        PRINT LICENSED AGENT NAME

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